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                                3,500,000 Shares
                                  Common Stock


                             UNDERWRITING AGREEMENT


                                  by and among

                             INSILICON CORPORATION,
                             a Delaware corporation

                                       and

                           PHOENIX TECHNOLOGIES, LTD.,
                             a Delaware Corporation


                                       and


                      FLEETBOSTON ROBERTSON STEPHENS INC.,
                       PRUDENTIAL SECURITIES INCORPORATED,
                                       and
                            NEEDHAM & COMPANY, INC.,

                 as Representatives of the several Underwriters



                             Dated March [__], 2000





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


                             UNDERWRITING AGREEMENT



                                March [__], 2000


FleetBoston Robertson Stephens Inc.
Prudential Securities Incorporated
Needham & Company, Inc.
         As Representatives of the several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, CA  94104

Ladies and Gentlemen:

     INTRODUCTORY. inSilicon Corporation, a Delaware corporation (the "Company"), and Phoenix Technologies, Ltd., a Delaware corporation ("Phoenix"), hereby confirm their agreement with the several Underwriters named in SCHEDULE A hereto (the "Underwriters") as follows. The Company proposes to issue and sell to the Underwriters an aggregate of 3,500,000 shares (the "Firm Shares") of its Common Stock, par value $0.001 per share ("Common Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 525,000 Common Shares (the "Option Shares") as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares." FleetBoston Robertson Stephens Inc. ("Robertson Stephens"), Prudential Securities Incorporated and Needham & Company, Inc., have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares. As a part of this offering contemplated by this Agreement, Robertson Stephens has agreed to reserve out of the Shares set forth opposite its name on SCHEDULE A to this Agreement, up to 175,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting--Directed Share Program"). The Shares to be sold by Robertson Stephens pursuant to the Directed Share Program (the "Directed Shares") will be sold by Robertson Stephens pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants as of 7:00am New York time on the first day trading of the shares commences will be offered to the public by Robertson Stephens as set forth in the Prospectus.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333- 94573), which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus, subject to completion, used in connection with such public offering is called a "preliminary prospectus." Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").


     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PHOENIX.

     Each of the Company and Phoenix hereby represents, warrants and covenants to each Underwriter as follows:

     (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company represents and warrants that the Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company represents and warrants that the Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. The Company represents and warrants that no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     The Company represents and warrants that each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. The Company represents and warrants that each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company represents and warrants that each preliminary prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. The

Company represents and warrants that there are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company represents and warrants that the Company has delivered to the Representatives three complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company represents and warrants that the Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

     (d) THE UNDERWRITING AGREEMENT. Each of the Company and Phoenix represents and warrants as to itself that this Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and Phoenix, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (e) THE INTERCOMPANY AGREEMENTS. Each of the Company and Phoenix represents and warrants as to itself that each of the Contribution Agreement, the Initial Public Offering Agreement, the Services and Cost-Sharing Agreement, the Employee Matters Agreement, the Tax-Sharing Agreement, the Registration Rights Agreement and the Technology Distributor Agreement by and between the Company and Phoenix (each an "Intercompany Agreement and, collectively, the "Intercompany Agreements") has been duly authorized, has been or no later than the First Closing Date (as defined below) shall be, executed and delivered by, and is or shall be upon execution and delivery (as applicable) a valid and binding agreement of, each of the Company and Phoenix, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except as rights to indemnification under the Registration Rights Agreement and the Initial Public Offering Agreement for liabilities arising under the federal securities laws may be limited by applicable law.

     (f) AUTHORIZATION OF THE SHARES. The Company represents and warrants that the Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable and no personal liability shall attach to the holders of the shares by reason of their ownership thereof.

     (g) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. The Company represents and warrants that there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived.

     (h) NO MATERIAL ADVERSE CHANGE. The Company represents and warrants that subsequent to the respective dates as of which information is given in the
Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (i) INDEPENDENT ACCOUNTANTS. The Company represents and warrants that Ernst & Young, LLP and PriceWaterhouseCoopers LLP who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

     (j) PREPARATION OF THE FINANCIAL STATEMENTS. Each of the Company and Phoenix represents and warrants that the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Each of the Company and Phoenix represents and warrants that, to its knowledge, the financial statements of Sand Microelectronics, Inc. filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of Sand Microelectronics, Inc. of and at the dates indicated and the results of its operations and cash flows for the periods specified. Each of the Company and Phoenix represents and warrants that the supporting schedules included in the Registration Statement presents fairly the information required to be stated therein. Each of the Company and Phoenix represents and warrants that such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Each of the Company and Phoenix represents and warrants that no other financial statements or supporting schedules are required to be included in the Registration Statement. Each of the Company and Phoenix represents and warrants that the financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. Each of the Company and Phoenix represents and warrants that the pro forma information included in the consolidated financial statements of the Company and the related notes thereto and the pro forma financial information included under the caption "Prospectus Summary--Summary Financial Data", "Selected Consolidated Financial Data" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Each of the Company and Phoenix represents and warrants that no other pro forma financial information is required to be included in the Registration Statement pursuant to Regulation S-X under the Securities Act.

     (k) COMPANY'S ACCOUNTING SYSTEM. Each of the Company and Phoenix represents and warrants that it maintains a system of accounting controls sufficient to provide reasonable assurances that (i) the Company's transactions are executed in accordance with management's general or specific authorization; (ii) the Company's transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets; (iii) access to the Company's assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for the Company's assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (l) SUBSIDIARIES OF THE COMPANY. The Company represents and warrants that the Company has no subsidiaries other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

     (m) INCORPORATION AND GOOD STANDING OF THE COMPANY, ITS SUBSIDIARIES AND PHOENIX. The Company represents and warrants that the Company and each of its subsidiaries, and Phoenix represents and warrants that Phoenix, has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization with full corporate power and authority to own its properties and conduct its business as described in the prospectus and to enter into and perform this Agreement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

     (n) CAPITALIZATION OF THE SUBSIDIARIES. The Company represents and warrants that all the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances.

     (o) NO PROHIBITION ON SUBSIDIARIES FROM PAYING DIVIDENDS OR MAKING OTHER DISTRIBUTIONS. The Company represents and warrants that no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as expressly described in or expressly contemplated by the Prospectus.

     (p) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. As adjusted to give effect to the conversion of the Series A Preferred Shares (as defined below), the Company represents and warrants that the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of the outstanding warrant to purchase securities of the Company (the "Warrant") and options described in the Prospectus). The Company represents and warrants that the Common Shares

(including the Shares) conform in all material respects to the description thereof contained in the Prospectus. The Company represents and warrants that all of the issued and outstanding shares of Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Shares") and Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. The Company represents and warrants that none of the outstanding Series A Preferred Shares or Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company represents and warrants that there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The Company represents and warrants that the description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (q) NO REGISTRATION REQUIRED IN CONNECTION WITH THE SERIES A PREFERRED SHARES OR THE WARRANT. The Company represents and warrants that it is not necessary in connection with (i) the sale of the Series A Preferred Shares and the Warrant from the Company to Phoenix, (ii) the conversion of the Series A Preferred Shares into Common Shares at the First Closing Date, or (iii) the exercise of the Warrant, to register either the Series A Preferred Shares, the Warrant or the underlying Common Shares under the Securities Act or to qualify the offer or sale thereof under the California Corporate Securities Law.

     (r) STOCK EXCHANGE LISTING. The Company represents and warrants that the Shares have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (s) NO REGULATORY CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED. Each of the Company and Phoenix represents and warrants as to itself that no consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein (including, without limitation, the execution, delivery and performance of this Agreement and the Intercompany Agreements by the Company and Phoenix), except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, Inc. or its subsidiary NASD Regulation, Inc. (together with their affiliates, the "NASD"), or (iii) by the federal and provincial securities laws of Canada or other foreign jurisdiction in which the Shares are offered or sold.

     (t) NON-CONTRAVENTION OF EXISTING INSTRUMENTS AND AGREEMENTS; NO ADDITIONAL THIRD-PARTY CONSENTS REQUIRED. Each of the Company and Phoenix represents and warrants as to itself that neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated herein or in the Intercompany Agreements (including, without limitation, assignment of certain contracts and intellectual property rights from Phoenix to the Company as contemplated by the Contribution Agreement) nor the fulfillment of the terms hereof or thereof will conflict with, or require the consent of any other party to, or result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or

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by-laws of the Company or any of its subsidiaries or Phoenix, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries or Phoenix is a party or bound or to which their respective properties are subject, except for such conflicts, breaches, violations, liens, charges or encumbrances as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and except for such third-party consents as have been obtained or which the failure to obtain individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries or Phoenix of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or Phoenix or any of their properties.

     (u) NO DEFAULTS OR VIOLATIONS. The Company represents and warrants that none of the Company or any of its subsidiaries is, and Phoenix represents and warrants that Phoenix is not, in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or Phoenix or any of their respective properties, as applicable, except any such violation or default which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Change and except as otherwise disclosed in the Prospectus.

     (v) NO ACTIONS, SUITS OR PROCEEDINGS. The Company represents and warrants as to itself and its subsidiaries, and Phoenix represents and warrants as to itself, that no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or Phoenix or their respective properties is pending or, to the best knowledge of the Company and Phoenix, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

     (w) ALL NECESSARY PERMITS, ETC. The Company represents and warrants that the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and the Company represents and warrants that neither the Company nor any of its subsidiaries has, and Phoenix represents and warrants that Phoenix has not, received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

     (x) TITLE TO PROPERTIES. The Company represents and warrants that the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The Company represents and warrants that the real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

     (y) TAX LAW COMPLIANCE. The Company represents and warrants that the Company and its subsidiaries, and Phoenix represents and warrants that it, has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company represents and warrants as to itself, and Phoenix represents and warrants as to itself, that it has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries or Phoenix has not been finally determined. The Company represents and warrants as to itself, and Phoenix represents and warrants as to itself, that it is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any of its subsidiaries or Phoenix that could result in a Material Adverse Change.

     (z) INTELLECTUAL PROPERTY RIGHTS. Each of the Company and Phoenix represents and warrants that the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus, including, without limitation, those listed on SCHEDULE B hereto; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and neither the Company nor Phoenix has any knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and neither the Company nor Phoenix has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might result in a Material Adverse Change. Each of the Company and Phoenix represents and warrants that there is no claim pending or, to the knowledge of the Company and Phoenix, threatened against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. Each of the Company and Phoenix represents and warrants that the Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict might result in a Material Adverse Change.

     (aa) YEAR 2000 PREPAREDNESS. The Company represents and warrants that there are no year 2000 issues related to the Company or any of its subsidiaries that
(i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect its properties, assets or rights.

     (bb) NO TRANSFER TAXES OR OTHER FEES. The Company represents and warrants that there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the shares.

     (cc) COMPANY NOT AN "INVESTMENT COMPANY". The Company represents and warrants as to itself, and Phoenix represents and warrants as to itself, that it has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company represents, warrants and covenants as to itself, and Phoenix represents, warrants and covenants as to itself, that it is not, and after the Company's receipt of payment for the Shares, will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act. The Company represents, warrants and covenants that the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (dd) INSURANCE. The Company represents and warrants that the Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company or any subsidiary against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company represents and warrants that the Company has no reason to believe that the Company or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company represents and warrants that neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

     (ee) LABOR MATTERS. The Company represents and warrants that to the best of its knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, value added resellers, subcontractors, original equipment manufacturers, authorized dealers or international distributors that might be expected to result in a Material Adverse Change.

     (ff) NO PRICE STABILIZATION OR MANIPULATION. Each of the Company and Phoenix represents and warrants as to itself that it has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (gg) LOCK-UP AGREEMENTS. The Company represents and warrants that each officer and director of the Company and each beneficial owner of one or more percent of the outstanding issued share capital of the Company has agreed to sign an agreement substantially in the form attached hereto as EXHIBIT A (the "Lock-up Agreements"). The Company represents and warrants that the Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each securityholder. The Company represents and warrants that the Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any other lock-up agreements currently existing (or hereafter effected in connection with the offering of the Shares) without the prior written consent of Robertson Stephens.

     (hh) RELATED PARTY TRANSACTIONS. The Company represents and warrants that there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

     (ii) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. The Company represents and warrants that neither the Company nor, to the best of the Company's knowledge, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (jj) ENVIRONMENTAL LAWS. The Company represents and warrants that (i) the Company and each of its subsidiaries are in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) neither the Company nor any of its subsidiaries is currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

     (kk) ERISA COMPLIANCE. The Company represents and warrants that it and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, or its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. The Company represents and warrants that no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates. The Company represents and warrants that no "employee benefit plan" established or maintained by the Company, or any of its subsidiaries, or any of their ERISA Affiliates, if such "employee benefit plan were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). The Company represents and warrants that neither the Company, nor any of its subsidiaries, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. The Company represents and warrants that each employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (ll) CERTAIN EMPLOYMENT MATTERS. Each of the Company and Phoenix represents and warrants that every material agreement between Phoenix and officers of the Company (including, without limitation, any agreement to employ any such person should his or her employment with the Company be terminated) has been disclosed in the Prospectus.

     (mm) CONSENTS REQUIRED IN CONNECTION WITH THE DIRECTED SHARE PROGRAM. The Company represents and warrants that no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

     (nn) NO IMPROPER INFLUENCE IN CONNECTION WITH THE DIRECTED SHARE PROGRAM. The Company represents and warrants that the Company has not offered, or caused Robertson Stephens to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     Any certificate signed by an officer of the Company or Phoenix and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or Phoenix, as the case may be, to each Underwriter as to the matters set forth therein.


     SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

     (a) THE FIRM SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements of the Company and Phoenix herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on SCHEDULE
A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[__] per share.

     (b) THE FIRST CLOSING DATE. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 6:00 a.m. San Francisco time, at the offices of Orrick, Herrington & Sutcliffe LLP, San Francisco, California (or at such other place as may be agreed upon among the Representatives and the Company), (i) on the third
(3rd) full business day following the first day that Shares are traded, (ii) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later that seven
(7) full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "First Closing Date"; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Sections 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the Closing

Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives.

     (c) THE OPTION SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements of the Company and Phoenix herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 525,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any overallotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) PUBLIC OFFERING OF THE SHARES. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, may determined is advisable and practicable.

     (e) PAYMENT FOR THE SHARES. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available-funds to the order of the Company.

     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Robertson Stephens, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (f) DELIVERY OF THE SHARES. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the

Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 noon on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.


     SECTION 3. COVENANTS OF THE COMPANY AND PHOENIX.

     Each of the Company and Phoenix further covenant and agree with each Underwriter as to itself as follows (but and only to the extent the Company or Phoenix, as the case may be, is a named entity in respect of such covenant or agreement):

     (a) REGISTRATION STATEMENT MATTERS. The Company shall, and Phoenix shall use its best efforts to cause the Company to, (i) use its best efforts to cause a registration statement on Form 8-A (the "Form 8-A Registration Statement") as required by the Securities Exchange Act of 1934 (the "Exchange Act") to become effective simultaneously with the Registration Statement, (ii) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (iii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall, and Phoenix shall use its best efforts to cause the Company to, file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

     (b) SECURITIES ACT COMPLIANCE. The Company shall, and Phoenix shall use its best efforts to cause the Company to, advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission,
(iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company shall, and Phoenix shall use its best efforts to cause the Company to, use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) BLUE SKY COMPLIANCE. The Company shall, and Phoenix shall use its best efforts to cause the Company to, cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and shall make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company shall, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

     (d) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. The Company shall, and Phoenix shall use its best efforts to cause the Company to, comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly shall, and Phoenix shall use its best efforts to cause the Company to, prepare and file with the Commission, and furnish at the Company's own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (e) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to, and Phoenix agrees to use its best efforts to cause the Company to, furnish the Representative, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may request.

     (f) INSURANCE. The Company shall, and Phoenix shall use its best efforts to cause the Company to, (i) obtain Directors and Officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby and (ii) cause Robertson Stephens to be added to such policy such that up to $500,000 of its expenses pursuant to section 7(a) shall be paid directly by such insurer.

     (g) NOTICE OF SUBSEQUENT EVENTS. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Company Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company forthwith shall, after written notice from you advising the Company to the effect set forth above, consult with the Representatives in good faith regarding the possibility of preparing and disseminating a press release or other public statement responding to or commenting on such rumor, publication or event.

     (h) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (i) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Company Shares.

     (j) EARNINGS STATEMENT. As soon as practicable, the Company shall make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending on the date of the end of the Company's first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Securities Act) that satisfies the provisions of Section 11(a) of the Securities Act.

     (k) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act and/or the rules and regulations of the NASD.

     (l) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. The Company shall not, and Phoenix shall use its best efforts to cause the Company not to, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell Common Shares pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares and (ii) the Company may issue Common Shares issuable upon the exercise of the Warrant or conversion of securities outstanding at the date of the Prospectus and described in the Prospectus. These restrictions terminate after the close of trading of the Shares on the 180th day of (and including) the day the Shares commenced trading on the Nasdaq National Market (the "Lock-Up Period").

     (m) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter the Company shall furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     (n) DIRECTED SHARE PROGRAM. The Company (i) will indemnify Robertson Stephens for any losses incurred in connection with the Directed Share Program,
(ii) will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (iii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

     (o) COMPLIANCE WITH AND ENFORCEMENT OF INTERCOMPANY AGREEMENTS. Phoenix shall in good faith comply with its obligations to the Company under the Intercompany Agreements. The Company shall in good faith enforce its rights against Phoenix under the Intercompany Agreements unless otherwise determined by a vote of a majority of the independent members of its Board of Directors.


     SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

     The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and Phoenix set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and Phoenix of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM THE NASD. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by Robertson Stephens; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, Phoenix, or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of counsel to the Underwriters; and the NASD shall have delivered a letter to the Representatives stating that it intends not to raise any objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (b) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

     (c) NO MATERIAL ADVERSE CHANGE. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries, considered as one enterprise, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of Robertson Stephens, is material and adverse and that makes it, in the sole judgment of Robertson Stephens, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

     (d) OPINION OF COUNSEL FOR THE COMPANY. The Underwriters shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Orrick,

Herrington & Sutcliffe LLP, counsel for the Company substantially in the form of EXHIBIT B attached hereto, dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters. Counsel rendering the opinion contained in EXHIBIT B may rely as to questions of law not involving the laws of the United States or the States of California and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Underwriters, and to counsel to the Underwriters.

     (e) OPINION OF INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY. The Underwriters shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Wildman, Harrold, Allen & Dixon, intellectual property counsel for the Company substantially in the form of EXHIBIT C attached hereto.

     (f) OPINION OF COUNSEL FOR THE UNDERWRITERS. The Underwriters shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of O'Melveny & Myers LLP, in form and substance satisfactory to the Representatives, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the Representatives may reasonably require. The Company shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

     (g) ACCOUNTANTS' COMFORT LETTER. The Underwriters shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Ernst & Young, LLP and PriceWaterhouseCoopers LLP, addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company or Sand Microelectronics, Inc., as the case may be, within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to the Underwriters concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Robertson Stephens, is material and adverse and that makes it, in the sole judgment of the Robertson Stephens, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ernst & Young, LLP and PriceWaterhouseCoopers LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall
(i) represent, to the extent true, that they are independent certified public accountants with respect to the Company or Sand Microelectronics, Inc., as the case may be, within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of September 30, 1999 and December 31, 1999, and related consolidated statements of operations, shareholders' equity, and cash flows for the twelve (12) months ended September 30, 1999, and the three (3) months ended December 31, 1999, and address other matters agreed upon by Ernst & Young, LLP, PriceWaterhouseCoopers LLP, and the Representatives. In addition, you shall have received from Ernst & Young, LLP and PriceWaterhouseCoopers LLP, a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1999, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

     (h) COMPANY CERTIFICATE. The Representatives shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

          (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

          (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries, considered as one enterprise, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company other than the offering, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise.

     (i) PHOENIX CERTIFICATE. The Representatives shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of Phoenix, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of Phoenix, to the effect that, and you shall be satisfied that the representations and warranties of Phoenix in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and Phoenix has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be.

     (j) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. The Company shall have obtained and delivered to the Representatives an agreement substantially in the form of EXHIBIT A attached hereto from each officer and director of the Company, and from Phoenix and any other beneficial owner of one or more percent of the outstanding issued share capital of the Company.

     (k) INTERCOMPANY AGREEMENTS. Each of the Intercompany Agreements shall have been executed and delivered and shall be in full force and effect and unmodified; and a true and correct copy of each of them shall have been delivered to counsel for the Underwriters.

     (l) CONTRIBUTION FROM PHOENIX TO THE COMPANY. Any transfers or other contributions of rights or assets from Phoenix to the Company required by the Intercompany Agreements to occur at or prior to the Closing shall have occurred to the reasonable satisfaction of the Representatives.

     (m) STOCK EXCHANGE LISTING. The Shares shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

     (n) COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of Prospectuses.

     (o) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

     SECTION 5. PAYMENT OF EXPENSES.

     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "road show" preparations to be made to prospective investors, and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and Phoenix, on the other hand.


     SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

     If this Agreement is terminated by the Representatives pursuant to Section 4, Section 7, Section 8, Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and Phoenix agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


     SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION OF THE UNDERWRITERS.

          (i) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii),
     (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a)(i) shall be in addition to any liabilities that the Company may otherwise have.

          (iii) INDEMNIFICATION BY PHOENIX. Phoenix agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of Phoenix contained herein; or (iv) in whole or in part upon any failure of Phoenix to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv) or (v) above, provided that Phoenix shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a)(ii) shall be in addition to any liabilities that Phoenix may otherwise have.

          (iii) LIMITATION OF PHOENIX'S LIABILITY. Phoenix shall not be liable under clauses (i), (ii), (v) or (vi) of Section 7(a)(ii) above unless (1) the indemnified party shall have been notified of a loss, claim, damage, liability or expense at a time when Phoenix owned at least 50% of the outstanding Common Shares of the Company, and (2) the indemnified party has made a demand on the Company for payment under clauses (i), (ii), (v) or
     (vi) of Section 7(a)(i) above and such demanded sums have gone unpaid for a period of 60 days after payment is due with respect thereto.

     (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS, PHOENIX AND THEIR RESPECTIVE CONTROL PERSONS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, Phoenix and each person, if any, who controls the Company or Phoenix within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, Phoenix or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, Phoenix or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, Phoenix or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) INFORMATION PROVIDED BY THE UNDERWRITERS. Each of the Company and Phoenix and each person, if any, who controls the Company or Phoenix, within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the table in the paragraph entitled "General," (ii) the paragraph entitled "Concessions and Reallowances," (iii) the paragraph entitled "Stabilization" and (iv) the paragraph entitled "Passive Market Making," in each case under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

     (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b) and Section
8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) SETTLEMENTS. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company and Phoenix on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Phoenix on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Phoenix on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) TIMING OF ANY PAYMENTS OF INDEMNIFICATION. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

     (h) SURVIVAL. The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties of the Company and Phoenix set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, Phoenix, their directors or officers or any persons controlling the Company or Phoenix, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, Phoenix, their directors or officers, or any person controlling the Company or Phoenix, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (i) ACKNOWLEDGEMENTS OF PARTIES. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

     (j) INDEMNIFICATION FOR DIRECTED SHARE PROGRAM. The Company agrees to indemnify and hold harmless Robertson Stephens and its affiliates and each person, if any, who controls Robertson Stephens or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Robertson Stephens Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) related to, arising out of, or in connection with the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program; provided, however, that the Company and Phoenix shall not be liable for any loss, claim, damage, liability or expense under this Section 7(j) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or expense resulted directly from any acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(j) shall be in addition to any liabilities that the Company may otherwise have.

     SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

     If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


     SECTION 9. TERMINATION OF THIS AGREEMENT.

     Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (b) in the case of any of the events specified 9(a)(i)-(v), such event singly or together with any other event, makes it, in your judgment, impracticable to market the Common Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company or Phoenix to any Underwriter, except that the Company and Phoenix shall be jointly or severally obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or Phoenix or any person controlling the Company or Phoenix, or (z) any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.


     SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, Phoenix or any person controlling the Company or Phoenix and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or Phoenix or any of its or their partners, officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.


     SECTION 11. NOTICES.

     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative, to:

         FleetBoston Robertson Stephens Inc.
         555 California Street
         San Francisco, California 94104
         Facsimile:     (415) 676-2696
         Attention:     General Counsel

with a copy to:

         O'Melveny & Myers LLP
         275 Battery Street, Suite 2600
         San Francisco, CA  94111-3305
         Facsimile:     (415) 984-8701
         Attention:     Peter T. Healy, Esq.

If to the Company, to:

         inSilicon Corporation
         411 East Plumeria Drive
         San Jose, CA  95134
         Facsimile:     (408) 570-1238
         Attention:     Mr. Wayne Cantwell
         cc:            David J. Power, Esq.

If to Phoenix, to:

         Phoenix Technologies, Ltd.
         411 East Plumeria Drive
         San Jose, CA  95134
         Facsimile:     (408) 570-1238
         Attention:     Mr. Albert E. Sisto

In each case, with a copy to:

         Orrick, Herrington & Sutcliffe, LLP
         400 Sansome Street
         San Francisco, CA  94111-3143
         Facsimile:     (415) 773-5759
         Attention:     Alan Talkington, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.


     SECTION 12. SUCCESSORS.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and personal representatives, and no other person shall have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.



     SECTION 13. PARTIAL UNENFORCEABILITY.

     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


     SECTION 14. GOVERNING LAW PROVISIONS.

     (a) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

     (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.


     SECTION 15. GENERAL PROVISIONS.

     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.


         [The remainder of this page has been intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                Very truly yours,

                                INSILICON CORPORATION


                                By:
                                   ---------------------------------------------
                                     David J. Power
                                     Vice President and General Counsel

                                PHOENIX TECHNOLOGIES, LTD.


                                By:
                                   ---------------------------------------------
                                     Albert E. Sisto
                                     Chief Executive Officer and Chairman of the
                                     Board


     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

FLEETBOSTON ROBERTSON STEPHENS INC.
PRUDENTIAL SECURITIES INCORPORATED
NEEDHAM & COMPANY, INC.

On their behalf and on behalf of each of the several underwriters named in SCHEDULE A hereto.

BY:  FLEETBOSTON ROBERTSON STEPHENS INC.



By:
   --------------------------------
         AUTHORIZED SIGNATORY


                                   SCHEDULE A

                               UNDERWRITERS TABLE


                                                         NUMBER OF FIRM COMMON
UNDERWRITER                                             SHARES TO BE PURCHASED
--------------------------------------------------------------------------------
FleetBoston Robertson Stephens Inc......................            [___]

Prudential Securities, Incorporated.....................            [___]

Needham & Company, Inc..................................            [___]

[___]...................................................            [___]

[___]...................................................            [___]

--------------------------------------------------------------------------------
         TOTAL..........................................    3,500,000








                                   Schedule A

                                   SCHEDULE B

                      CERTAIN INTELLECTUAL PROPERTY RIGHTS


TRADEMARKS/SERVICEMARKS

     1.   Trademark in the name "inSilicon"
     2.   TymeWare/TymeWare logo (ITU Filed: U.S.)
     3.   SmartBridge (ITU Filed: U.S.)
     4.   Virtual Chips (Serial No.75/443,757 )
     5.   USBAccess (U.S Reg. No. 2,223,403)
     6.   FireACCESS (U.S. Serial No. 75/401,291)
     7.   PlugWorks (commaon law mark)
     8.   Rapidscript (Serial no. 75-371736)
     9.   "Are You inSilicon?" (ITU Filed: U.S.)

PATENTS/PATENT APPLICATIONS

     10.  Dynamic Software Model for Hardware (U.S. 5,715,433)
     11. Method for Performance Optimization of Integrated Circuit Design (U.S. 5, 752, 002)
     12. Communication Interface Between Two Finite State Machines Operating at Different Clock Domains (Asynchronious PCI) (Serial No. 09/049, 967 (allowed))
     13. Selective Data Transfer Between Storage Media Using Dynamic Memory Allocation (Serial No. 09/ 045, 055)
     14.  Method for Compressing System Read (Serial No. 08/ 987, 177)
     15.  Test Environment for Device and a Protocol (Serial No. 09/ 174, 250)
     16.  Ethernet MAC 110 Core (Serial No. 09/387,558)
     17.  Power saving in USB Peripherals (To be Assigned by USPTO)
     18.  Virtual Component On-Chip Interface (Application in draft)
     19.  On Chip Bus Interface (Application in draft)
     20.  SOC Verification Framework (Application in draft)






                                   Schedule B

                                    EXHIBIT A

                                LOCK-UP AGREEMENT


FleetBoston Robertson Stephens Inc.
Prudential Securities Incorporated
Needham & Company, Inc.
         As Representatives of the Several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California 94104

     Re: INSILICON CORPORATION (THE "COMPANY")

Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Common Stock acquired on the open market or (iv) with the prior written consent of FleetBoston Robertson Stephens Inc. The foregoing restrictions will terminate after the close of trading of the Common Stock on the 180th day of (and including) the day the Common Stock commenced trading on the Nasdaq National Market (the "Lock-Up" Period). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before ____________, this Lock-Up Agreement shall be of no further force or effect.



                                  Dated:
                                        ----------------------------------------

                                  ----------------------------------------------
                                                   PRINTED NAME OF HOLDER


                                  By:
                                     -------------------------------------------
                                                          SIGNATURE

                                  ----------------------------------------------
                                               PRINTED NAME OF PERSON SIGNING*

                                  *(AND INDICATE CAPACITY OF PERSON SIGNING IF
                                  SIGNING AS CUSTODIAN, TRUSTEE, OR ON BEHALF OF AN ENTITY)

                                 EXHIBIT B

             MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL


          (i) Each of the Company and each of its Significant Subsidiaries (as that term is defined in Regulation S-X of the Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Phoenix has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its Significant Subsidiaries has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;


          (ii) To our knowledge, the Company does not directly or indirectly, own more than 50% of the outstanding voting securities of any corporation, association or other entity other than [list subsidiaries];


          (iii) The Company and each of its Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;


          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or Delaware General Corporation Law, or to such counsel's knowledge any co-sale right, registration right, right of first refusal or other similar right;


          (v) All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or Delaware General Corporation Law or, to such counsel's knowledge, after inquiry, co-sale right, registration right, right of first refusal or other similar right;


          (vi) All issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or the General Corporation Law of such Subsidiary's jurisdiction of incorporation, or to such counsel's knowledge, after inquiry, any co-sale right, right of first refusal or other similar right;


          (vii) It is not necessary in connection with the sale of the Series A Preferred Shares from the Company to Phoenix or the conversion of the Series A Preferred

     Shares into Common Shares at the closing of the offering to register either the Series A Preferred Shares or the underlying Common Shares under the Securities Act or to qualify the offer or sale thereof under the California Corporate Securities Law;


          (viii) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or Delaware General Corporation Law, or to such counsel's knowledge, after inquiry, any co-sale right, registration right, right of first refusal or other similar right;


          (ix) Each of the Company and Phoenix has the corporate power and authority to enter into the Underwriting Agreement and each of the Intercompany Agreements (as defined in the Underwriting Agreement) and to perform their obligations thereunder, including, in the case of the Company, the corporate power and authority to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it under the Underwriting Agreement;


          (x) Each of the Underwriting Agreement and the Intercompany Agreements has been duly authorized by all necessary corporate action on the part of the Company and Phoenix and has been duly executed and delivered by the Company and Phoenix and (assuming, in the case of the Underwriting Agreement, due authorization, execution and delivery by you) is a valid and binding agreement of the Company and Phoenix, enforceable against each of them in accordance with its terms, except as rights to indemnification under the Underwriting Agreement, the Registration Rights Agreement and the Initial Public Offering Agreement for liability arising under the federal securities laws may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether relief is sought in a proceeding at law or equity);


          (xi) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;


          (xii) The 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the 8-A Registration Statement has become effective under the Exchange Act; and the Firm Shares or the Option Shares have been validly registered under the Securities Act and the Rules and Regulations of the Exchange Act and the applicable rules and regulations of the Commission thereunder;


          (xiii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;


          (xiv) The information in the Prospectus under the caption "Description of Capital Stock" and "Arrangements Between inSilicon Corporation and Phoenix Technologies Ltd." to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Delaware law;


          (xv) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Securities Act;


          (xvi) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;


          (xvii) The execution, delivery and performance of each of the Underwriting Agreement and the Intercompany Agreements and the consummation of the transactions contemplated therein (other than performance of the indemnification obligations under the Underwriting Agreement, the Registration Rights Agreement and the Initial Public Offering Agreement for liability arising under the federal securities laws, concerning which no opinion need be expressed) by each of the Company and Phoenix will not (a) result in any violation of the charter or bylaws of the Company or Phoenix or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, or require the consent of any other party to, any licensing agreement, service and maintenance agreement or limited use agreement, or any bond, debenture, note or other evidence of indebtedness, or any lease, indenture, mortgage, deed of trust, loan agreement or joint venture agreement, or any other contract, agreement or instrument, in each case to which the Company or Phoenix is a party or by which their properties are bound, and that is (1) listed as material in the Officers' Certificates of Phoenix and the Company attached to such opinion or (2) otherwise known to such counsel, except for such third-party consents as have been obtained, or (c) result in any material violation of any applicable statute, rule or regulation known to such counsel or, (d) result in any violation of any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or Phoenix or over any of their properties or operations that is
     (1) listed in the Officers' Certificates of Phoenix and the Company attached to such opinion or (2) otherwise known to such counsel;


          (xviii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or Phoenix, or over any of their properties or operations is necessary in connection with the consummation by the Company or Phoenix of the transactions contemplated by the Underwriting Agreement and the Intercompany Agreements (other than the Technology Distributor Agreement), except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or

     Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the NASD and
     (iv) such as may be required under the federal or provincial securities laws of Canada or other foreign jurisdictions in which the Shares are offered and sold;


          (xix) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein;


          (xx) To such counsel's knowledge, neither the Company nor Phoenix is presently (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations;


          (xxi) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Company Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Company Shares or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights; and


          (xxii) Each of the Company and Phoenix is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto

(except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                     MATTERS TO BE COVERED IN THE OPINION OF
                  INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY


     Such counsel are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

     (i) As to the statements under the captions "Risk Factors--Our business will suffer if we are not able to protect our intellectual property adequately," "--Third parties may claim we are infringing their intellectual property rights, and we could suffer significant litigation or licensing expenses or be prevented from selling products," and "Business--Proprietary Technology and Intellectual Property," nothing has come to the attention of such counsel which caused them to believe that the above-mentioned sections of the Registration Statement and any amendment or supplement thereto made available and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Stock are to be purchased, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (ii) Such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors;

     (iii) The Company is listed in the records of the United States Patent and Trademark Office as the holder of record of the patents listed on a schedule to such opinion (the "Patents") and each of the applications listed on a schedule to such opinion (the "Applications"). To the knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. Such counsel is not aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To the knowledge of such counsel, the Applications are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the Patents and pending Applications;

     (iv) The Company is listed in the records of the appropriate foreign offices as the sole holder of record of the foreign patents listed on a schedule to such opinion (the "Foreign Patents.) and each of the applications listed on a schedule to such opinion (the "Foreign Applications"). Such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Foreign Patents or Foreign Applications. Such counsel is not aware of any material defect of form in the preparation or filing of the Foreign Applications on behalf of the Company. To the knowledge of such counsel, the Foreign Applications are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the Foreign Patents and pending Foreign Applications;


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


     (v) Such counsel knows of no reason why the Patents or Foreign Patents are not valid as issued. Such counsel has no knowledge of any reason why any patent to be issued as a result of any Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto;

     (vi) All of the licenses [described in Section __ of the Contribution Agreement][identified in Schedule __ to the Contribution Agreement] have been validly and effectively assigned to the Company. [Note: Company counsel to complete];

     (vii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or Phoenix, or over any of their properties or operations is necessary in connection with the consummation by the Company or Phoenix of the transactions contemplated by the Technology Distributor Agreement, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the NASD and (iv) such as may be required under the federal or provincial laws of Canada; and

     (viii) The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct its business as now conducted, including, without limitation, a trademark in the name "inSilicon"; and the expected expiration of any such Intellectual Property Rights would not result in a Material Adverse Effect. To such counsel's knowledge, after inquiry, the Company has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To such counsel's knowledge, the Company's discoveries, inventions, products, or processes referred to in the Registration Statement or Prospectus do not infringe or conflict with any right or patent which is the subject of a patent application known to the Company.


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